Exhibit 99.1

Investors:

Ron Parham

Columbia Sportswear Investor Relations and Corporate Communications

(503) 985.4584

rparham@columbia.com

Media:

Scott Trepanier

Columbia Sportswear Public Relations

(503) 985-4183

strepanier@columbia.com

COLUMBIA SPORTSWEAR COMPANY ANNOUNCES STRATEGIC REALIGNMENT WITHIN CORPORATE LEADERSHIP AND BRAND TEAMS

Portland, Ore. March 2, 2015 – Columbia Sportswear Company (Nasdaq:COLM) today announced several strategic organizational changes intended to further drive sustainable, profitable growth.

Chief Executive Officer Tim Boyle commented, “Strong momentum behind each of our largest brands drove our global net sales to more than $2.1 billion in 2014 and is expected to fuel continued double-digit currency-neutral growth in 2015. The leadership changes that we are announcing today are intended to position us to secure the significant global growth potential that we believe exists within each of the brands in our portfolio.”

Executive Leadership Promotions

Several seasoned members of the executive leadership team have been elevated to new roles:

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Tim Boyle, who has served as President and Chief Executive Officer of the company since 1988, will continue to lead the company as Chief Executive Officer, while Bryan Timm, a 17-year company veteran who has served as Executive Vice President and Chief Operating Officer since October 2008, has been elevated to President and Chief Operating Officer of Columbia Sportswear Company, effective February 25, 2015.

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In his new role, Mr. Timm will oversee the company’s wholesale sales function in North America, as well as direct-to-consumer operations in North America and Europe, while retaining his current leadership role over the company’s global sourcing, supply chain and distribution operations. He will also direct the brand leaders at the company’s Mountain Hardwear® brand, headquartered in Richmond, CA, and the recently-acquired prAna® brand, headquartered in Carlsbad, CA.

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Peter Bragdon is promoted to the new title of Executive Vice President, Chief Administrative Officer and General Counsel, effective immediately. Bragdon is a 13-year company veteran who has served as Senior Vice President of Legal and Corporate Affairs, General Counsel and Secretary since 2010.

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Tom Cusick is promoted to the new title of Executive Vice President of Finance and Chief Financial Officer, effective immediately. Cusick is a 12-year company veteran who has advanced through progressive financial management roles, serving as Senior Vice President of Finance and Chief Financial Officer since 2010.

“Bryan, Peter and Tom have each been driving forces behind the company’s growth for more than a decade. Bryan’s tenure has included seven years as chief financial officer and, most recently, more than six years as COO. He has led several operating divisions while simultaneously spearheading our highly complex, multi-year global ERP implementation and business process transformation, which is enabling renewed growth and improving profitability. Tom and Peter are trusted strategic advisors to me and to the company’s brand and operations leaders around the world. They also played leading roles in formulating, negotiating and establishing our China Joint Venture and our successful purchase of the prAna brand in 2014.

“I’m highly confident in their leadership abilities, and in their commitment to working closely with me to continue strengthening our brands to drive sustainable, profitable growth,” Boyle concluded.

All three executives will continue to report directly to CEO Tim Boyle.

Columbia and Sorel Brand Leadership Alignment

“The Columbia and Sorel brands are our largest and fastest growing brands today,” noted Mr. Boyle. “In recognition of this momentum, and in order to better focus the company’s resources to pursue each brand’s potential, we are realigning our merchandising and design organization to create brand-specific go-to-market teams for each brand.”

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Joe Boyle is appointed to the newly-created position of Vice President of Columbia Brand Merchandising & Design, effective immediately, with responsibility for product creation for Columbia brand apparel, footwear, accessories & equipment. Joe is a 10 year company veteran who has progressed through a number of senior product and marketing roles, serving as Vice President of Apparel Merchandising since 2013. He will continue to report directly to CEO Tim Boyle.

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Mark Nenow is appointed to the newly-created position of President of the Sorel Brand, effective immediately, with responsibility for global brand direction and product creation. Mark has served as Vice President of Global Footwear Merchandising & Design over the company’s Columbia, Sorel and Montrail footwear brands since he joined the company in 2007. He will continue to report directly to CEO Tim Boyle.

“Joe and Mark have deep personal affinities for their respective brands and understand the unique needs of each brand’s core consumers,” noted CEO Tim Boyle. “I am very confident in their ability to drive continued growth through the Columbia and Sorel brands.

“Joe has a long history of Columbia brand apparel successes, including nurturing our market leading Performance Fishing Gear (PFG) sub-brand, and more recently leading the broad resurgence in Columbia apparel. Since 2010, Mark has been a tireless champion of Sorel’s transformation into a year-round brand focused on the fashion-forward female consumer. This strategy drove a 30 percent increase in global Sorel brand sales in 2014, and they have more than tripled since 2007. Mark is uniquely qualified to guide Sorel’s continuing evolution and growth, while also continuing to lead Montrail.”

Boyle concluded, “We believe each of the brands in Columbia Sportswear Company’s portfolio has significant growth potential and that this more brand-centric organization will help us realize that potential. I look forward to working with these leaders and the entire global organization to drive sustainable, profitable growth through each of our brands.”

Columbia Sportswear Company designs and markets apparel, footwear, accessories and equipment under the Columbia, Sorel, Mountain Hardwear, prAna, and Montrail brands. Global net sales of apparel grew 22 percent to nearly $1.7 billion in 2014 and, on a currency-neutral basis, are expected to generate double-digit percentage growth in 2015. Global net sales of footwear grew 37 percent to approximately $425 million in 2014 and, on a currency-neutral basis, are expected to surpass $500 million in 2015.

About Columbia Sportswear

Columbia Sportswear Company markets lifestyle apparel, footwear, accessories and equipment through a portfolio of brands for active lives. Founded in 1938 in Portland, Oregon, the company’s brands are today sold in approximately 100 countries. In addition to the Columbia® brand, Columbia Sportswear Company also owns the Mountain Hardwear®, Sorel®, prAna®, Montrail® and OutDry® brands. To learn more, please visit the company's websites at www.columbia.com, www.mountainhardwear.com, www.sorel.com, www.prana.com, www.montrail.com, and www.outdry.com.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws, including statements regarding anticipated and potential growth and profitability. The company’s expectations, beliefs and projections are expressed in good faith and are believed to have a reasonable basis; however, each forward-looking statement involves a number of risks and uncertainties, including those described in the company’s Annual Report on Form 10-K for the year ended December 31, 2014 under the heading “Risk Factors,” and other risks and uncertainties that have been or may be described from time to time in other reports filed by the company, including reports on Form 8-K, Form 10-Q and Form 10-K. The company cautions that forward-looking statements are inherently less reliable than historical information. The company does not undertake any duty to update any of the forward-looking statements after the date of this document to conform them to actual results or to reflect changes in events, circumstances or its expectations.  New factors emerge from time to time and it is not possible for the company to predict all such factors, nor can it assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

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